                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                TAB PRODUCTS CO.
                (Name of Registrant as Specified In Its Charter)

                                TAB PRODUCTS CO.
                               1400 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA  94304
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total fee paid:

          ----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing Party:

          ----------------------------------------------------------------------
     4)   Date Filed:

          ----------------------------------------------------------------------

                                TAB PRODUCTS CO.
                               1400 PAGE MILL ROAD
                          PALO ALTO, CALIFORNIA 94304
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 17, 1996

                              --------------------


Dear Stockholder:

     You are invited to attend the Annual Meeting of Stockholders of Tab Products Co. (the "Company"), which will be held on Thursday, October 17, 1996, at 2:00 p.m. local time at Hyatt Rickeys, 4219 El Camino Real, Palo Alto, California in the Executive Conference Room, for the following purposes:

     1. To elect six (6) members of the Board of Directors to hold office until the 1997 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

     2.   To approve the Company's 1996 Outside Directors Stock Option Plan.

     3. To ratify the appointment of Deloitte & Touche LLP as the independent accountants of the Company for the fiscal year ending May 31, 1997.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on September 3, 1996 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of Tab Products Co.

                                   By Order of the Board of Directors,


                                   /s/ Robert J. Sexton

                                   ROBERT J. SEXTON
                                   SECRETARY


Palo Alto, California
September 16, 1996


STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS PROXY AND VOTE IN PERSON AT THE MEETING.

                                TAB PRODUCTS CO.
                               1400 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304

                              --------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                              --------------------


     The accompanying proxy is solicited by the Board of Directors of Tab Products Co., a Delaware corporation (the "Company") for use at the Annual Meeting of Stockholders to be held Thursday, October 17, 1996, at 2:00 p.m. local time, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is September 16, 1996, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                               GENERAL INFORMATION

     ANNUAL REPORT. An annual report for the fiscal year ended May 31, 1996, is enclosed with this Proxy Statement.

     VOTING SECURITIES. Only stockholders of record as of the close of business on September 3, 1996, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 4,857,701 shares of Common Stock of the Company, par value $.01 per share, issued and outstanding. Stockholders may vote in person or in proxy. Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     SOLICITATION OF PROXIES. The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

     VOTING OF PROXIES. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

     STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table sets forth certain information, as of July 31, 1996, with respect to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock of the Company, (ii) each director and director-nominee of the Company, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group.


                                                                       SHARES OWNED (1)
                                                                  --------------------------
     NAME AND ADDRESS OF                                           NUMBER         PERCENTAGE
      BENEFICIAL OWNERS                                           OF SHARES        OF CLASS
     -------------------                                          ---------       ----------
Tab Products Co. Pension, Profit Sharing & Tax
Deferred Savings Trusts. . . . . . . . . . . . . . . . . . . . .    541,953          11.2%
 1400 Page Mill Road
 Palo Alto, CA 94304

David L. Babson & Co., Inc.. . . . . . . . . . . . . . . . . . .    518,700(2)       10.7%
 One Memorial Drive
 Cambridge, MA 02142-1300

T. Rowe Price Associates, Inc. . . . . . . . . . . . . . . . . .    445,000(3)        9.2%
 100 E. Pratt Street
 Baltimore, MD  21202

Quest Advisory Corp. . . . . . . . . . . . . . . . . . . . . . .    388,400(4)        8.0%
 1414 Avenue of the Americas
 New York, NY 10019

Dimensional Fund Advisors Inc. . . . . . . . . . . . . . . . . .    374,300(5)        7.7%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

Robert R. Augsburger . . . . . . . . . . . . . . . . . . . . . .     12,575              *

Dr. William E. Ayer. . . . . . . . . . . . . . . . . . . . . . .      2,000              *

Robert S. Cecil. . . . . . . . . . . . . . . . . . . . . . . . .          0              *

Michael A. Dering. . . . . . . . . . . . . . . . . . . . . . . .     16,003(6)           *

Dr. Kathryn S. Hanson. . . . . . . . . . . . . . . . . . . . . .          0              *

Jerry K. Myers . . . . . . . . . . . . . . . . . . . . . . . . .      2,000              *

John W. Peth . . . . . . . . . . . . . . . . . . . . . . . . . .     77,750(7)        1.6%

Hans A. Wolf . . . . . . . . . . . . . . . . . . . . . . . . . .     13,750(8)           *

James A. Ayre. . . . . . . . . . . . . . . . . . . . . . . . . .     20,000(9)           *

John M. Palmer . . . . . . . . . . . . . . . . . . . . . . . . .      9,037(10)          *

Patricia J. Robitaille . . . . . . . . . . . . . . . . . . . . .      8,750(11)          *

Directors and executive officers as a group (17 persons) . . . .    214,923(12)       4.3%
- --------------------------------

* Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.

(2) According to a Schedule 13G filed February 15, 1996 by David L. Babson & Co., Inc. ("Babson & Co."), Babson & Co. is deemed to have beneficial ownership of 518,700 shares of the Company's Common Stock. Babson & Co. has sole voting power as to 386,100 shares, shared voting power as to 132,600 shares and sole dispositive power as to 518,700 shares.

(3) According to a Schedule 13G jointly filed February 14, 1996 by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small Cap Value Fund, Inc. ("Price Fund"), such persons are deemed to have beneficial ownership of 445,000 shares and 400,000 shares, respectively, of the Company's Common Stock. The 400,000 shares deemed to be beneficially owned by Price Fund are included in the 445,000 shares deemed to be beneficially owned by Price Associates. Price Associates has sole voting power as to 45,000 shares and sole dispositive power as to 445,000 shares. Price Fund has sole voting power as to 400,000 shares.

(4) According to a Schedule 13G jointly filed February 14, 1996 by Quest Advisory Corp. ("Quest") and Charles M. Royce, such persons are deemed to be a group and may be deemed to have beneficial ownership of 388,400 shares of the Company's Common Stock. Mr. Royce may be deemed to be a controlling person of Quest, and as such may be deemed to beneficially own the shares of Common Stock of the Company beneficially owned by Quest. Mr. Royce does not own any shares outside of Quest, and disclaims beneficial ownership of the shares held by Quest. Quest has sole voting and dispositive power as to 388,400 shares of the Company's Common Stock.

(5) According to a Schedule 13G/A filed February 3, 1996 by Dimensional Fund Advisors Inc. ("Dimensional"), Dimensional is deemed to have beneficial ownership of 374,300 shares of the Company's Common Stock. Dimensional has sole voting power as to 277,350 shares and sole dispositive power as to 374,300 shares. Persons who are officers of Dimensional also serve as officers of DFA Investment Dimensions Group Inc., (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 25,600 additional shares which are owned by the Fund and 71,350 shares which are owned by the Trust.

(6) Includes 15,003 shares allocated to Mr. Dering's account under the Company's Tax Deferred Savings Plan ("401(k) Plan") as of May 31, 1996, based upon the most recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, Mr. Dering may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts.

(7) Includes 60,000 shares which are subject to options exercisable within 60 days of July 31, 1996. Also includes 7,750 shares allocated to Mr. Peth's account under the 401(k) Plan as of May 31, 1996, based upon the most recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, Mr. Peth may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts.

(8) Includes 3,750 shares which are subject to options exercisable within 60 days of July 31, 1996.

(9) Includes 20,000 shares which are subject to options exercisable within 60 days of July 31, 1996.

(10) Includes 6,875 shares which are subject to options exercisable within 60 days of July 31, 1996. Also includes 162 shares allocated to Mr. Palmer's account under the 401(k) Plan as of May 31, 1996, based upon the most recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, Mr. Palmer may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts.

(11) Includes 8,750 shares which are subject to options exercisable within 60 days of July 31, 1996.

(12) Includes 127,125 shares which are subject to options exercisable within 60 days of July 31, 1996. Also includes 37,058 shares allocated to individual executive officer's accounts under the 401(k) Plan as of May 31, 1996, based upon the most recent quarterly report prepared by the trustee under the 401(k) Plan. Under certain circumstances, such executive officers may be deemed to have sole dispositive power over such shares pursuant to the terms of the 401(k) Plan. Such shares are also included in the number of shares shown as beneficially owned by Tab Products Co. Pension, Profit Sharing and Tax Deferred Savings Trusts.

                              ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of eight (8) directors:
Robert R. Augsburger, Dr. William E. Ayer, Robert S. Cecil, Michael A. Dering, Dr. Kathryn S. Hanson, Jerry K. Myers, John W. Peth and Hans A. Wolf. In April 1996, the size of the Company's Board of Directors was increased from five (5) to eight (8) members with the additions of Robert S. Cecil, Dr. Kathryn S. Hanson and Jerry K. Myers. Terms for Dr. William E. Ayer and Michael A. Dering as directors expire immediately prior to the time of the 1996 Annual Meeting of Stockholders, and Dr. Ayer and Mr. Dering will not stand for re-election. Effective immediately prior to the 1996 Annual Meeting, the authorized number of directors of the Company will be reduced from eight (8) to six (6), and the Board of Directors will consist of six (6) directors.

     Management's six (6) nominees for election to the Board of Directors, and certain information with respect to their age and background, are set forth below. Each of the nominees was elected to his present term of office at the 1995 Annual Meeting of Stockholders, with the exception of Messrs. Cecil and Myers and Dr. Hanson who were appointed to the Board of Directors in April 1996. Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as Management may designate. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 1997, and until their successors are elected and qualified.

     If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes" will be counted as present for purposes of determining if a quorum is present.

                                                                    DIRECTOR
NAME                     POSITION WITH THE COMPANY         AGE       SINCE
- ----                     -------------------------         ---       -----
Robert R. Augsburger     Director                           70        1976

Robert S. Cecil          Director                           61        1996

Dr. Kathryn S. Hanson    Director                           47        1996

Jerry K. Myers           Director                           55        1996

John W. Peth             Director, Acting President         47        1991
                         and Chief Executive Officer

Hans A. Wolf             Chairman of the Board              68        1992


     ROBERT R. AUGSBURGER. Mr. Augsburger has been a director of the Company since September 1976. Mr. Augsburger is also a consultant. Mr. Augsburger was a Lecturer in Management at the Graduate School of Business at Stanford University from April 1986 to December 1994, and from 1978 to January 1987 he was Executive Director of Peninsula Open Space Trust, a non-profit land conservation organization.

     ROBERT S. CECIL. Mr. Cecil has served as a director of the Company since April 1996. Mr. Cecil is Chairman of the Board and Chief Executive Officer of Plantronics, Inc., a manufacturer and marketer of telecommunications accessories products. Mr. Cecil has been with Plantronics, Inc. since 1992. Prior to that, Mr. Cecil spent six years with Lin Broadcasting Corporation, where his last position was President, Cellular Group. Mr. Cecil holds a B.S. from the U.S. Naval Academy and an M.B.A. degree from Harvard Graduate School of Business.

     DR. KATHRYN S. HANSON. Dr. Hanson has been a director of the Company since April 1996. Dr. Hanson is a management consultant at The Hanson Group, a strategic management and marketing consulting practice which she founded in 1988. Prior to that, she spent three years with Convergent, Inc., where her last position was Director of Marketing, Cluster Systems Division. Dr. Hanson holds a B.A. degree from Stanford University, M.A. and PhD degrees from the University of Chicago and an M.B.A. degree from Harvard Graduate School of Business.

     JERRY K. MYERS. Mr. Myers has been a director of the Company since April 1996. Since December 1995 he has been chairman of Medcor, Inc., a provider of on-site occupational health services. Since January 1995 Mr. Myers has been a partner in the investment firm of CroBern Management Partnership. From 1990 to 1994 he served as President, Chief Executive Officer and a director of Steelcase, Inc. From 1986 through 1990 he was employed by TRW, Inc. serving as general manager of the automotive sector. Mr. Myers is also a director of Autocam Corporation and APS Holding Corporation.

     JOHN W. PETH. Mr. Peth has served as director of the Company since March 1991. Mr. Peth has also served as the Acting President and Chief Executive Officer of the Company since July 1996, as Executive Vice President and Chief Operating Officer since March 1991 and as President, Tab U.S. since July 1994. Mr. Peth served as the Company's Chief Financial Officer from July 1991 to July 1994. Mr. Peth was the Office Managing Partner, San Jose Region, of Deloitte & Touche from December 1989 to March 1991 and Partner-in-Charge, San Jose Office, of Deloitte Haskins & Sells from August 1985 to December 1989. Mr. Peth is also a director of Aspect Telecommunications and Business Resource Group.

     HANS A. WOLF. Mr. Wolf has served as a director of the Company since February 1992 and as Chairman of the Board since February 1995. Mr. Wolf was the Vice Chairman of Syntex Corporation ("Syntex") from October 1985 to December 1992, and was the Chief Administrative Officer at Syntex from October 1985 to February 1992. Mr. Wolf is also chairman of Network Equipment Technologies, Inc. and a director of Hyal Pharmaceutical Corporation.

     BOARD MEETINGS. During the fiscal year ended May 31, 1996, the Board held nine meetings. No director serving on the Board during fiscal 1996 attended fewer than 75% of such meetings of the Board and the Committees on which he or she serves, except that Dr. Kathryn S. Hanson did not attend one of the two meetings of the Board held since she became a director in April 1996.

     COMMITTEES OF THE BOARD. The Company has an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee's function is to review with the Company's independent accountants and management the annual financial statements and independent accountants' opinion, review the scope and results of the examination of the Company's financial statements by the independent accountants, approve all professional services and related fees performed by the independent accountants, recommend the retention of the independent accountants to the Board, subject to ratification by the stockholders, and periodically review the Company's accounting policies and internal accounting and financial controls. Each of Messrs. Augsburger, Wolf and Peth and Dr. Ayer were members of the Audit Committee during the fiscal year ended May 31, 1996. Mr. Peth became a member of the Audit Committee in April 1996. During the fiscal year ended May 31, 1996, the Audit Committee held two meetings.

     The Compensation Committee's function is to review and grant stock options and recommend salary levels for executive officers and certain other management employees. Each of

Messrs. Augsburger, Cecil, John L. Doyle and Dr. Ayer and Dr. Hanson were members of the Compensation Committee during the fiscal year ended May 31, 1996. John L. Doyle's term as director expired immediately prior to the time of the 1995 Annual Meeting of Stockholders in October 1995 and Mr. Doyle did not stand for re-election at the 1995 Annual Meeting of Stockholders. Mr. Cecil and Dr. Hanson were appointed to the Compensation Committee when they joined the Company's Board of Directors in April 1996. During the fiscal year ended May 31, 1996, the Compensation Committee held two meetings. For additional information concerning the Compensation Committee, see "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

     The Nominating Committee interviews and recommends action to the Board regarding any potential member of the Board of Directors. Each of Messrs. Augsburger, Dering, Doyle and Wolf were members of the Nominating Committee during the fiscal year ended May 31, 1996. Mr. Doyle's term as director expired immediately prior to the time of the 1995 Annual Meeting of Stockholders in October 1995. Mr. Doyle did not stand for re-election at the 1995 Annual Meeting of Stockholders. During the fiscal year ended May 31, 1996, the Nominating Committee held one meeting.

               EXECUTIVE COMPENSATION AND OTHER MATTERS


     EXECUTIVE COMPENSATION. The following table sets forth information concerning the compensation of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company as of May 31, 1996 whose total salary and bonus for the fiscal year ended May 31, 1996 exceeded $100,000, for services in all capacities to the Company and its subsidiaries, during the fiscal years ended May 31, 1996, 1995 and 1994.

                           SUMMARY COMPENSATION TABLE


                                                                       LONG-TERM
                                   ANNUAL COMPENSATION               COMPENSATION
                              -------------------------------        ------------

                                                                     SECURITIES          ALL OTHER
                                                                     UNDERLYING          COMPENSA-
NAME AND PRINCIPAL POSITION   YEAR       SALARY         BONUS          OPTIONS            TION(12)
- ---------------------------  ------   ------------   ----------     -------------       -----------

   Michael A. Dering(1)       1996      $285,000       $65,000        135,000(7)          $4,620
                              1995      $285,000       $     0              0             $4,926
                              1994      $285,000       $     0              0             $4,803

     John W. Peth(2)          1996      $250,000       $50,000        120,000(8)          $5,490
Acting President and Chief    1995      $250,000       $     0              0             $5,142
     Executive Officer        1994      $250,000       $     0              0             $5,019

     James A. Ayre            1996      $157,188       $11,656         40,000(9)          $  549
Vice President, Canadian      1995      $132,397       $38,864              0             $  598
and Australian Operations     1994      $ 82,689(4)    $25,200         40,000             $  456


 Patricia J. Robitaille(3)    1996      $135,000       $30,000         20,000(10)         $    0
Vice President, Information   1995      $120,000       $     0              0             $  243
    and Business Systems      1994      $ 30,500(5)    $     0         15,000             $    0

     John M. Palmer           1996      $112,167       $30,000         20,000(11)         $  930
Vice President, Finance and   1995      $ 80,277       $     0              0             $   49
  Chief Fianancil Officer     1994      $ 31,515(6)    $     0          7,500             $   17

- -----------------------------

(1) Mr. Dering resigned from the position of President and Chief Executive Officer of the Company in July 1996 to accept the position of President and Chief Executive Officer of Bell+Howell Publication Systems Company. During the fiscal year ended May 31, 1996, there was outstanding to Mr. Dering a non-interest bearing note payable to the Company. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Certain Relationships and Related Transactions."

(2) Mr. Peth was appointed Acting President and Chief Executive Officer of the Company in July 1996 upon the resignation of Michael A. Dering. Mr. Peth continues to hold the positions of Executive Vice President, Chief Operating Officer and President, Tab U.S.

(3) During the fiscal year ended May 31, 1996, there was outstanding to Ms. Robitaille a non-interest bearing note payable to the Company. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Certain Relationships and Related Transactions."

(4)  Mr. Ayre commenced his employment with the Company in October 1993.

(5)  Ms. Robitaille commenced her employment with the Company in March 1994.

(6)  Mr. Palmer commenced his employment with the Company in October 1993.

(7) Includes options to purchase an aggregate of 135,000 shares which were repriced June 9, 1995, replacing options to purchase 10,000 shares granted in fiscal 1988, options to purchase 30,000 shares granted in fiscal 1989, options to purchase 175,000 shares granted in fiscal 1991 and options to purchase 20,000 shares granted in fiscal 1992. Options to purchase
     100,000 shares were canceled in connection with the repricing. Upon Mr. Dering's resignation from the position of President and Chief Executive Officer of the Company in July 1996, options to purchase a total of 67,500 shares of the Company's Common Stock were vested and exercisable by him. After Mr. Dering's resignation, these options were canceled and repurchased by the Company for $1.375 per share or $92,812.50, the difference between the per share fair market value of the Company's Common Stock on the date of cancellation and repurchase and Mr. Dering's per share exercise price. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Repricing of Options" and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(8) Includes options to purchase an aggregate of 120,000 shares which were repriced June 9, 1995, replacing options to purchase 200,000 shares granted in fiscal 1991 and options to purchase 20,000 shares granted in fiscal 1992. Options to purchase 100,000 shares were canceled in connection with the repricing. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Repricing of Options" and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(9) Includes an option to purchase an aggregate of 40,000 shares which was repriced June 9, 1995, replacing an option to purchase 40,000 shares granted in fiscal 1994. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Repricing of Options" and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(10) Includes an option to purchase 15,000 shares which was repriced June 9, 1995, replacing an option to purchase 15,000 shares granted in fiscal 1994. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Repricing of Options" and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(11) Includes an option to purchase 7,500 shares which was repriced June 9, 1995, replacing an option to purchase 7,500 shares granted in fiscal 1994. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Repricing of Options" and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(12) Includes amounts deferred in the Company's Tax Deferred Savings Plan ("401(k) Plan") for Messrs. Dering, Peth and Palmer in the amounts of $4,620, $4,620, and $679, respectively, during fiscal year ended May 31, 1996. Also includes annual premiums paid by the Company for life insurance policies for Messrs. Peth, Ayre and Palmer in the amounts of $870, $549 and $251, respectively.

     STOCK OPTIONS GRANTED DURING FISCAL 1996. The following table provides the specified information concerning grants of options to purchase the Company's Common Stock made during the fiscal year ended May 31, 1996 to the persons named in the Summary Compensation Table.


                                   STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE VALUE AT
                                                                                         ASSUMED ANNUAL RATES OF STOCK
                                                                                              PRICE APPRECIATION
                                        INDIVIDUAL GRANTS IN FISCAL 1996                      FOR OPTION TERM(11)
                           --------------------------------------------------------      ------------------------------
                              NUMBER OF      % OF TOTAL
                             SECURITIES       OPTIONS      EXERCISE OR
                             UNDERLYING      GRANTED TO       BASE
                               OPTIONS      EMPLOYEES IN    PRICE (10)   EXPIRATION
NAME                       GRANTED (3)(4)   FISCAL YEAR       ($/SH)        DATE            5% ($)           10% ($)
- ----------------------     --------------   ------------   -----------   ----------      ------------     -------------
Michael A. Dering(1)          135,000(5)        18.7%          $6.00       6/9/05          $508,950         $1,290,600

John W. Peth(2)               120,000(6)        16.6%          $6.00       6/9/05          $452,400         $1,147,200

James A. Ayre                  40,000(7)         5.5%          $6.00       6/9/05          $150,800         $  382,400

Patricia J. Robitaille         20,000(8)         2.8%          $6.00       6/9/05          $ 75,400         $  191,200

John M. Palmer                 20,000(9)         2.8%          $6.00       6/9/05          $ 75,400         $  191,200

- ---------------

(1) Mr. Dering resigned from the position of President and Chief Executive Officer of the Company in July 1996 to accept the position of President and Chief Executive Officer of Bell+Howell Publication Systems Company.

(2) Mr. Peth was appointed Acting President and Chief Executive Officer of the Company in July 1996 upon the resignation of Michael A. Dering. Mr. Peth continues to hold the positions of Executive Vice President, Chief Operating Officer and President, Tab U.S.

(3) Options granted during fiscal 1996 under the Company's 1991 Stock Option Plan (the "Option Plan") vest at a rate of 25% per year over four years. Repriced options generally vest 50% on the first anniversary of the date of repricing and 25% on each of the second and third anniversary of the date of repricing and optionees forfeit any accrued vesting on their canceled options. Under the Option Plan, the Board of Directors retains discretion to modify the terms of outstanding options. See also "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Repricing of Options" and "REPORT OF
     THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(4) In June 1995, as a result of a broad decline in the fair market value of the Company's common stock, the Compensation Committee determined that it was in the best interests of the Company to offer to all current option holders, with the exception of Messrs. Dering and Peth whom the Committee considered separately, the opportunity to exchange outstanding options with an exercise price above the then current price for options with an exercise price equal to the then current fair market value. Under the Compensation Committee-approved changes, optionees who agreed to the cancellation of their outstanding options received in exchange new options exercisable for the same number of shares with an exercise price of $6.00 per share, the higher of $6.00 per share or the closing price of the Company's common stock on

     June 9, 1995, the date of the Committee's approval of the repricing. The repriced options vest 50% on the first anniversary of the date of grant and 25% on each of the second and third anniversary of the date of grant. Therefore, optionees who agreed to the exchange received a lower exercise price and generally gave up any vesting accrued through the date of their canceled options. Messrs. Dering, Peth, Ayre and Palmer and Ms. Robitaille participated in the exchange. In connection with the repricing, Messrs. Dering and Peth forfeited options to purchase 100,000 shares each. Under the Option Plan, the Board retains discretion to modify the terms of outstanding options. For details concerning the repricings of options held by Messrs. Dering, Peth, Ayre and Palmer and Ms. Robitaille see "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Repricing of Options" and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(5) Includes options to purchase an aggregate of 135,000 shares which were repriced June 9, 1995, replacing options granted May 7, 1988, September 8, 1988, December 1, 1988, May 15, 1989, March 21, 1991 and March 17, 1992.
     Upon Mr. Dering's resignation from the position of President and Chief Executive Officer of the Company in July 1996, options to purchase a total of 67,500 shares of the Company's Common Stock were vested and exercisable by him. After Mr. Dering's resignation, these options were canceled and repurchased by the Company for $1.375 per share or $92,812.50, the difference between the per share fair market value of the Company's Common Stock on the date of cancellation and repurchase and Mr. Dering's per share exercise price. See also "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Repricing of Options" and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(6) Includes options to purchase an aggregate of 120,000 shares which were repriced June 9, 1995, replacing options granted March 21, 1991 and March 17, 1992. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Repricing of Options" and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(7) Includes an option to purchase 40,000 shares which was repriced June 9, 1995, replacing an option granted October 26, 1993. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Repricing of Options" and "REPORT
     OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(8) Includes an option to purchase 15,000 shares which was repriced June 9, 1995, replacing an option granted March 29, 1994. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Repricing of Options" and
     "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(9) Includes options to purchase an aggregate of 7,500 shares which were repriced June 9, 1995, replacing options granted October 26, 1993. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Repricing of Options" and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(10) All options were granted at fair market value on the date of grant. The repriced options were granted at an exercise price equal to $6.00 per share, the higher of $6.00 per share or the closing sales price of the common stock of the Company on June 9, 1995, the date the repricing was approved by the Compensation Committee.

(11) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, in accordance with the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions and the optionholders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved. Shares of stock purchased at $6.00 per share in fiscal 1996 would yield profits of $3.77 per share at 5% appreciation over ten years, or $9.56 per share at 10% appreciation over the same period.


     OPTION EXERCISES AND FISCAL 1996 YEAR-END VALUES. The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock during the fiscal year ended May 31, 1996, and unexercised options held as of May 31, 1996, by the persons named in the Summary Compensation Table:

               AGGREGATED OPTION EXERCISES(1) IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


                                     NUMBER OF UNEXERCISED                VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                                      OPTIONS AT 5/31/96                                AT 5/31/96(6)
                            -----------------------------------------    -------------------------------------------
NAME                            EXERCISABLE      UNEXERCISABLE(4)              EXERCISABLE        UNEXERCISABLE
- ------------------------    -----------------------------------------    -------------------------------------------
Michael A. Dering(2)                 0               135,000(5)                    $0                $202,500

John W. Peth(3)                      0               120,000                       $0                $180,000

James A. Ayre                        0                40,000                       $0                $ 60,000

Patricia J. Robitaille               0                20,000                       $0                $ 30,000

John M. Palmer                       0                20,000                       $0                $ 30,000

- ---------------

(1) There were no option exercises during the fiscal year ended May 31, 1996 by the persons named in the Summary Compensation Table.

(2) Mr. Dering resigned from the position of President and Chief Executive Officer of the Company in July 1996 to accept the position of President and Chief Executive Officer of Bell+Howell Publication Systems Company.

(3) Mr. Peth was appointed Acting President and Chief Executive Officer of the Company in July 1996 upon the resignation of Michael A. Dering. Mr. Peth continues to hold the positions of Executive Vice President, Chief Operating Officer and President, Tab U.S.

(4) Includes options granted June 9, 1995 as part of the Company's repricing, replacing options granted during previous fiscal years. Repriced options generally vest 50% on the first anniversary of the date of repricing and 25% on each of the second and third anniversary of the date of repricing and optionees forfeit any accrued vesting on their canceled options. See "EXECUTIVE COMPENSATION AND OTHER MATTERS -- Repricing of Options" and "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(5) Upon Mr. Dering's resignation from the position of President and Chief Executive Officer of the Company in July 1996, options to purchase a total of 67,500 shares of the Company's Common Stock were vested and exercisable by him. After Mr. Dering's resignation, these options were canceled and repurchased by the Company for $1.375 per share or $92,812.50, the difference between the per share fair market value of the Company's Common Stock on the date of cancellation and repurchase and Mr. Dering's per share exercise price.

(6) Valuation based on the difference between the option exercise price and the fair market value of the Company's Common Stock on May 31, 1996 (which was $7.50 per share, based on the closing trade price of the stock on the American Stock Exchange).

     REPRICING OF OPTIONS. The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company from June 1, 1986 through May 31, 1996:

                           TEN-YEAR OPTION REPRICINGS

                                                 NUMBER OF                                                             LENGTH OF
                                                 SECURITIES                                                         ORIGINAL OPTION
                                                 UNDERLYING     MARKET PRICE OF                                     TERM REMAINING
                                                   OPTIONS        STOCK AT TIME   EXERCISE PRICE AT                    AT DATE OF
                                  DATE OF        REPRICED OR     OF REPRICING OR  TIME OF REPRICING   NEW EXERCISE    REPRICING OR
     NAME AND POSITION           REPRICING        AMENDED(#)      AMENDMENT($)     OR AMENDMENT ($)    PRICE ($)      AMENDMENT(4)
- ----------------------------  ---------------  ---------------  ----------------  -----------------  -------------  ---------------
      John W. Peth(1)             6/9/95           200,000           $6.00           $  10.000           $6.00          70 mos.
 Acting President and Chief                         20,000           $6.00           $  12.375           $6.00          82 mos.
     Executive Officer

       James A. Ayre              6/9/95            40,000           $6.00           $   7.875           $6.00         100 mos.
  Vice President, Canadian
 and Australian Operations

   Patricia J. Robitaille         6/9/95            15,000           $6.00           $  10.000           $6.00         105 mos.
Vice President, Information
   and Business Systems

       John M. Palmer             6/9/95             7,500           $6.00           $   7.875           $6.00         100 mos.
Vice President, Finance and
  Chief Financial Officer

      David H. Haskin             6/9/95             3,000           $6.00           $  10.500           $6.00          25 mos.
 Vice President, Marketing                          10,000           $6.00           $  12.375           $6.00          34 mos.
                                                     7,000           $6.00           $   9.500           $6.00          98 mos.

      Robert J. Sexton            6/9/95             7,500           $6.00           $  10.750           $6.00          38 mos.
  Treasurer and Secretary                            2,000           $6.00           $   7.875           $6.00         103 mos.

     James L. Anderson            6/9/95             3,000           $6.00           $  10.500           $6.00          25 mos.
         Controller                                  2,000           $6.00           $   9.500           $6.00          98 mos.
                                                     8,000           $6.00           $   7.875           $6.00          92 mos.

       Nancy R. Green             6/9/95             3,000           $6.00           $  10.500           $6.00          25 mos.
    Assistant Treasurer
  and Assistant Secretary

FORMER EXECUTIVE OFFICERS:

    Michael A. Dering(2)          6/9/95            10,000           $6.00           $  11.875           $6.00          36 mos.
                                                    20,000           $6.00           $  11.875           $6.00          39 mos.
                                                     5,000           $6.00           $  13.500           $6.00          43 mos.
                                                     5,000           $6.00           $  11.875           $6.00          48 mos.
                                                   175,000           $6.00           $  10.000           $6.00          70 mos.
                                                    20,000           $6.00           $  12.375           $6.00          82 mos.

   Gregory M. Beranek(3)          6/9/95             5,000           $6.00           $  10.500           $6.00          25 mos.
                                                     5,000           $6.00           $  10.750           $6.00          38 mos.
                                                     7,000           $6.00           $   9.500           $6.00          98 mos.

- ---------------

(1) Mr. Peth was appointed Acting President and Chief Executive Officer of the Company in July 1996 upon the resignation of Michael A. Dering. Mr. Peth continues to hold the positions of Executive Vice President, Chief Operating Officer and President, Tab U.S. In connection with the repricing, Mr. Peth forfeited options to purchase 100,000 shares. See "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(2) Mr. Dering resigned from the position of President and Chief Executive Officer of the Company in July 1996 to accept the position of President and Chief Executive Officer of Bell+Howell Publication Systems Company. In connection with the repricing, Mr. Dering forfeited options to purchase 100,000 shares. See "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."

(3) Mr. Beranek resigned from the position of Vice President of Manufacturing in January 1996.

(4) Repriced options generally vest 50% on the first anniversary of the date of repricing and 25% on each of the second and third anniversary of the date of repricing and optionees forfeit any accrued vesting on their canceled options. See also "REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS."


     CHANGE-IN-CONTROL ARRANGEMENTS. Options granted under the Company's Option Plan contain provisions pursuant to which unexercised options become immediately exercisable upon a "transfer of control" as defined under the Option Plan and terminate to the extent they are not exercised as of the consummation of the transfer of control.

     COMPENSATION OF DIRECTORS. The Company pays each of its outside directors $10,000 per year, plus an additional $500 for each Board and Committee meeting attended, as compensation for their services as members of the Board of Directors of the Company. During the fiscal year ended May 31, 1996, the Chairman of the Board received an additional $50,000 for his services to the Company in that capacity. On June 1, 1996, the Company reduced the amount of compensation to be paid to its Chairman of the Board of Directors to $30,000 per year. In addition, the Company's 1996 Outside Directors Stock Option Plan (the "Directors Plan") provides for initial grants of options to purchase 10,000 shares of the Common Stock of the Company to non-employee directors at the fair market value on the date of grant. Subject to approval by the Company's stockholders, each of Messrs. Augsburger, Cecil, Myers and Wolf and Dr. Hanson will be automatically granted an initial option to purchase 10,000 shares of the Company's Common Stock on the date of this Annual Meeting of Stockholders. The Directors Plan further provides for the automatic annual grant of an additional option to purchase 2,000 shares of the Common Stock of the Company on the date of each annual meeting of stockholders after adoption of the plan to each non-employee director of the company remaining a member of the Board of Directors of the Company. See "APPROVAL OF 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN."

     The following table provides the specified information concerning all compensation paid to persons who were directors of the Company during the fiscal year ended May 31, 1996 who are not named in the Summary Compensation Table.

                  DIRECTOR COMPENSATION FOR LAST FISCAL YEAR(1)

                                           CASH COMPENSATION
                            -----------------------------------------------
                                   ANNUAL
          NAME                  RETAINER FEES            MEETING FEES
- -------------------------   ----------------------   ----------------------
Robert R. Augsburger               $10,000                  $ 6,000

William E. Ayer(2)                 $10,000                  $ 6,500

Robert S. Cecil(3)                 $ 1,250                  $ 1,000

John L. Doyle(4)                   $ 4,000                  $ 3,500

Dr. Kathryn S. Hanson(5)           $ 1,250                  $   500

Jerry K. Myers(6)                  $ 1,250                  $ 1,000

Hans A. Wolf                       $60,000(7)               $ 5,500

- ---------------

(1)  See also "APPROVAL OF 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN."

(2) Dr. Ayer's term as a director expires immediately prior to the time of the 1996 Annual Meeting of Stockholders and Dr. Ayer will not stand for re-election to the Company's Board of Directors.

(3)  Mr. Cecil was appointed to the Company's Board of Directors in April 1996.

(4) Mr. Doyle's term as a director expired immediately prior to the time of the 1995 Annual Meeting of Stockholders in October 1995 and Mr. Doyle did not stand for re-election at the 1995 Annual Meeting of Stockholders.

(5)  Dr. Hanson was appointed to the Company's Board of Directors in April 1996.

(6)  Mr. Myers was appointed to the Company's Board of Directors in April 1996.

(7) Includes $50,000 paid to Mr. Wolf in compensation for his service to the Company as Chairman of the Board of Directors. Commencing June 1, 1996, the additional compensation to be paid to the Company's Chairman of the Board of Directors will be reduced to $30,000 per year.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS. During fiscal 1988, the Company lent Mr. Dering $200,000, as a non-interest bearing note. The note, which was secured by a deed of trust, was payable upon demand, or in 2001 if the note was not called by that time. Mr. Dering repaid the entire amount of the loan upon his resignation from the position of President and Chief Executive Officer of the Company in July 1996.

     In July 1995, the Company lent Ms. Robitaille $200,000, as a non-interest bearing note. The note, secured by a deed of trust, is payable upon demand, or in 2000 if the note has not been called by that time. The entire amount of the note is currently outstanding.

     CHANGES TO BENEFIT PLANS. The Company has proposed the approval of the Company's 1996 Outside Directors Stock Option Plan (the "Directors Plan"). See
"APPROVAL OF 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN."   Subject to approval of
the Directors Plan by the Company's stockholders, Messrs. Augsburger, Cecil, Myers and Wolf and Dr. Hanson each will be granted automatically an initial option to purchase 10,000 shares of the Company's Common Stock at the fair market value on the date of this Annual Meeting of Stockholders. In addition, Messrs. Augsburger, Cecil, Myers and Wolf and Dr. Hanson will thereafter receive on the date of each annual meeting of stockholders following which he or she remains a director an automatic grant of an option to purchase 2,000 shares. Employee directors are not eligible to participate in the Directors Plan. For the fiscal year ending May 31, 1997, there are currently no other anticipated grants of options to purchase the Company's Common Stock to the aforementioned non-employee directors under the Directors Plan.

          REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

     In June 1995, the Compensation Committee, which at the time was comprised of Robert R. Augsburger, John L. Doyle and Dr. William E. Ayer, considered the options held by the Company's executive officers, other than those held by Michael A. Dering and John W. Peth which the Compensation Committee considered separately, and other employees and the fact that a broad decline in the price of the Common Stock of the Company had resulted in a substantial number of stock options granted pursuant to the Option Plan having exercise prices above the recent historical trading prices for the Company's Common Stock. The Committee was advised by management that management believed that employee turnover was likely to increase in part because the Company's total compensation package for long-term employees, which included substantial options with exercise prices above the current trading price, was less attractive than compensation offered by other companies in the same geographic location, because options granted to new hires at other companies would be granted at current trading prices, providing more opportunity for appreciation than the Company's options.

     The Committee believed that the Company's success in the future would depend in large part on its ability to retain a number of its highly skilled technical, managerial and marketing personnel and the loss of key employees could have a significant adverse impact on the Company's business. The Committee also believed that unless an adjustment was made in option prices, longer term employees holding options would perceive a substantial inequity in comparison to newer employees granted stock options with exercise prices set at the current, lower fair market value of the Company's Common Stock and that employee morale would suffer as a consequence. The Committee concluded that it was important and cost-effective to provide equity incentives to employees and executive officers of the Company to improve the Company's performance and the value of the Company for its stockholders. The Committee considered granting new options selectively to current key employees at fair market value, but recognized that the size of the option grants required to offset the decline in market price would result in significant additional dilution to stockholders. The Committee recognized that an exchange of existing options with exercise prices higher than fair market value for options at fair market value would provide additional incentives to employees because of the increased potential for appreciation. The Committee also recognized that it could require restarted vesting in the exchange options so that optionees participating in the exchange would have incentives to remain with the Company. Considering these factors, the Committee determined that it was in the best interests of the Company and its stockholders to restore the incentives for employees and executive officers to remain as employees of the Company and to exert their maximum efforts on behalf of the Company by granting replacement stock options under the Option Plan at the optionee's request for those options with exercise prices above recent trading prices, with restarted vesting and exercise prices equal to the higher of $6.00 or the closing sales price of the Company's Common Stock on the date of the Committee's approval of the repricing.

     Accordingly, in June 1995, the Committee approved an offer to all employees of the Company, including executive officers with the exception of Messrs. Dering and Peth whom the Committee considered separately, to exchange outstanding options with exercise prices above the then current trading price for options with an exercise price equal to the higher of $6.00 or the closing sales price of the Company's Common Stock on the date of the Committee's approval of the repricing, with vesting commencing on the date of the exchange. The Committee approved new vesting for exchanged options as follows: 50% on the first anniversary of the grant, and 25% on each of the second and third anniversary, respectively. All exchanged options will terminate no later than ten (10) years from the date of the exchange. Accordingly, optionees who participated in the exchange received a lower exercise price in exchange for their forfeiting accrued vesting on their exchanged options. The offer to exchange options was completed in July 1995; options for a total of 576,500 shares with exercise prices ranging from $6.375 per share to $13.50 per share were exchanged for options for an equal number of shares at an exercise price of $6.00 per share, the higher of $6.00 per share or the closing price of the Company's Common Stock on June 9, 1995, the date of the Committee's approval of the repricing.

     The Compensation Committee separately considered options outstanding for Michael Dering and John Peth and the fact that a broad decline in the price of the Company's Common Stock had resulted in all of the stock options granted to Messrs. Dering and Peth having exercise prices above the recent historical trading prices for the Common Stock. The Committee believed that such options were not likely to serve the purposes of retaining and motivating Messrs. Dering and Peth, that their contributions were important to the Company's future success, and it would be prudent and cost effective to provide equity incentives to Messrs. Dering and Peth to improve the Company's performance and the value of the Company for its stockholders. The Committee noted that Mr. Dering had options outstanding for a total of 235,000 shares of the Company's Common Stock, with 175,000 shares at an exercise price of $10.00 per share and the remaining shares at prices ranging between $11.875 and $13.50 per share and that Mr. Peth had options outstanding for a total of 200,000 shares at an exercise price of $10.00 per share and 20,000 shares at an exercise price of $12.375. The Committee noted that the options held by Messrs. Dering and Peth were together larger than options for all other employees combined and that the cancellation of options for 200,000 shares would permit the Committee to redistribute those options to other employees and limit potential dilution to stockholders. Considering these factors, the Committee concluded that it would be in the best interests of the Company's stockholders to condition the repricing of Messrs. Dering and Peth's options on the same terms as the exchange approved for the other employees on their surrender of options to purchase 100,000 shares each.

     Accordingly, in June 1995, the Committee approved an offer to Messrs. Dering and Peth to exchange their outstanding options for new stock options to purchase 100,000 fewer shares than the aggregate number of shares which each of Messrs. Dering and Peth had a right to purchase prior to the exchange, on the same terms as the exchange approved for other employees. Messrs. Dering and Peth each accepted the offer of repricing and were issued options to purchase 135,000 and 120,000 shares, respectively.



                                        COMPENSATION COMMITTEE

                                        Robert R. Augsburger
                                        Dr. William E. Ayer

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


     The Compensation Committee is comprised of four outside directors of the Board of Directors and is responsible for setting and monitoring policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers, and sets salary and incentive levels and option grants under the Option Plan. The objectives of the Committee are to correlate executive compensation with the Company's business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee also seeks to establish compensation policies that allow the Company flexibility to respond to changes in its business environment.

     SALARY. Salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications. In determining executive officer salaries, the Compensation Committee reviews recommendations from management which include information from salary surveys.

     The Compensation Committee annually assesses the performance and sets the salary of the Company's President and Chief Executive Officer. The President and Chief Executive Officer annually assesses the performance of all other executive officers and recommends salary increases subject to review and approval by the Compensation Committee.

     In addition to reviewing performance evaluations, the Compensation Committee also reviews the financial condition of the Company in setting salaries. The Compensation Committee did not increase the President and Chief Executive Officer's salary during fiscal 1996 because the Company had not met all of its financial goals for fiscal 1995.

     ANNUAL INCENTIVE. The Compensation Committee administers an incentive plan to provide additional compensation to executives who meet established performance goals for the Company. In consultation with the Chief Executive Officer, the Compensation Committee annually determines the total amount of cash bonuses available for executive officers and certain other management employees. For fiscal 1996, awards under this bonus plan were contingent upon the Company's attainment of revenue and operating profit targets set by the Compensation Committee in consultation with the Chief Executive Officer. The target amount of bonuses for the Chief Executive Officer and senior executive officers was set by the Compensation Committee; the amount of individual bonuses for the remaining executive officers and other management was proposed by the Chief Executive Officer, subject to approval by the Compensation Committee. Awards are weighted so that proportionately higher awards are received when the company's performance reaches maximum targets, proportionately smaller awards are received when the company's performance reaches minimum targets and no awards are made when the company does not meet minimum performance targets. During fiscal 1996, the Company's performance reached maximum targets and annual incentives were paid to all executive officers.

     STOCK OPTIONS. The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options under the Option Plan at the current market price. Stock options will only have value if the Company's stock price increases over the exercise price.

     The Compensation Committee grants options to executive officers after consideration of recommendations from the Chief Executive Officer. Recommendations for options are based upon the relative position and responsibilities of each executive officer, previous and expected contributions of each officer to the Company and previous option grants to such executive officers. Generally, option grants vest over four years with the life of the option ten years.


                                        COMPENSATION COMMITTEE

                                        Robert R. Augsburger
                                        Dr. William E. Ayer
                                        Robert S. Cecil
                                        Dr. Kathryn S. Hanson

                       COMPARISON OF STOCKHOLDER RETURN(1)


     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Russell 2000 Index and the S&P Office Equipment & Supply Index for the period commencing on June 1, 1991 and ending on May 31, 1996.



                                     [Graph]




                                                 Cumulative Total Return
                                         ---------------------------------------
                                         5/91   5/92   5/93   5/94   5/95   5/96
                                         ----   ----   ----   ----   ----   ----

Tab Products Co.                          100     86    104     93     60     76

Russell 2000 Index                        100    113    135    147    162    220

S&P Office Equipment and Supply Index     100    113    129    153    172    244



(1) Assumes that $100.00 was invested on May 31, 1991 in the Company's Common Stock and in each index, and that all dividends were reinvested. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

              APPROVAL OF 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN


     GENERAL. The Board of Directors adopted, subject to stockholder approval, the 1996 Outside Directors Stock Option Plan (the "Directors Plan") in April 1996. A maximum of 150,000 shares of the Company's Common Stock may be issued under the Directors Plan. The Board of Directors believes that approval of the Directors Plan is in the best interests of the Company and its stockholders because the availability of stock options is an important factor in attracting and retaining highly qualified non-employee directors essential to the success of the Company and in aligning their long-term interests with those of the stockholders.

     DESCRIPTION OF THE PLAN. The following summary of the Directors Plan is qualified in its entirety by the specific language of the Directors Plan, a copy of which is available to any stockholder upon request.

          GENERAL. The Directors Plan provides for the automatic grant of nonstatutory stock options to non-employee directors of the Company and is intended to qualify as a "formula plan" for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

          SHARES SUBJECT TO PLAN. A maximum of 150,000 of the authorized but unissued or reacquired shares of the Common Stock of the Company may be issued upon the exercise of options granted under the Directors Plan. Upon any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of the Company, appropriate adjustments will be made to the shares subject to the Directors Plan, to the terms of the automatic option grants described below, and to outstanding options. To the extent that any outstanding option under the Directors Plan expires or terminates prior to exercise in full or if shares issued upon the exercise of an option are repurchased by the Company, the shares of Common Stock for which such option is not exercised or the repurchased shares are returned to the plan and become available for future grants.

          ADMINISTRATION. The Directors Plan is intended to operate automatically without discretionary administration. To the extent administration is necessary, it will be performed by the Board of Directors or a duly appointed committee of the Board (hereinafter referred to as the "Board"). However, the Board has no discretion to select the non-employee directors of the Company who are granted options under the Directors Plan, to set the exercise price of such options, to determine the number of shares for which or the time at which particular options are granted or to establish the duration of such options. The Directors Plan provides, subject to certain limitations, for indemnification by the Company of any director, officer or employee against all reasonable expenses, including attorneys' fees, incurred in connection with any legal action arising from such person's action or failure to act in administering the Directors Plan. The Board is authorized to interpret the Directors Plan and options granted thereunder, and all determinations of the Board will be final and binding on all persons having an interest in the Directors Plan or any option.

          ELIGIBILITY. Only directors of the Company who are not at the time of option grant employees of the Company or of any parent or subsidiary corporation of the Company (the "Outside Directors") are eligible to participate in the Directors Plan. The Company has five (5) Outside Directors, excluding Dr. William E. Ayer and Michael A. Dering who are not standing for re-election at this Annual Meeting of Stockholders.

          AUTOMATIC GRANT OF OPTIONS. Subject to stockholder approval of the Directors Plan, each Outside Director holding office on the date of this Annual Meeting of Stockholders (the "Effective Date"), will be automatically granted on the Effective Date an option to purchase 10,000 shares of the Company's Common Stock. The Directors Plan further provides that each Outside Director first elected or appointed to the Board after the Effective Date will be granted automatically, on the date of such initial election or appointment, an option to purchase 10,000 shares of Common Stock. An option granted on the Effective Date or on the date of initial appointment or election as an Outside Director is referred to herein as an "Initial Option". The Directors Plan also provides for the automatic grant, on the day of each annual meeting of the stockholders of the Company after the Effective Date, of an additional option to purchase 2,000 shares of Common Stock (an "Annual Option") to each Outside Director remaining a member of the Board (including a director who previously did not qualify as an Outside Director but who subsequently qualifies) other than an Outside Director receiving an Initial Option within six months of the date of the annual meeting.

          TERMS AND CONDITIONS OF OPTIONS. Each option granted under the Directors Plan will be evidenced by a written agreement between the Company and the Outside Director specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Directors Plan. The exercise price of any option granted under the Directors Plan must equal the fair market value, as determined pursuant to the plan, of a share of the Company's Common Stock on the date of grant. Generally, the fair market value of the Common Stock will be the closing price per share on the date of grant as reported on the American Stock Exchange. No option granted under the Directors Plan is exercisable after the expiration of 10 years after the date such option is granted, subject to earlier termination in the event the optionee's service with the Company ceases or in the event of a Transfer of Control of the Company, as discussed below. Initial Options granted under the Directors Plan will become exercisable cumulatively in installments of 25% of the shares subject to the option on each of the first four anniversaries of the date of grant. Annual Options will become exercisable in full on the day preceding the first annual meeting of the stockholders occurring after the date of grant. If an optionee retires from service with the Company at or after the age of 70, other than by reason of death or disability, any option held by the optionee under the Directors Plan will become fully exercisable and vested as of the date of retirement.

     Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of the Company's Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, or by any combination of these. During the lifetime of the optionee, the option may be exercised only by the optionee. An option may not be transferred or assigned, except by will or the laws of descent and distribution.

          TRANSFER OF CONTROL. The Directors Plan provides that, in the event of (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock, (ii) a merger or consolidation in which the Company is a party, (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company, or (iv) a liquidation or dissolution of the Company wherein, upon any such event, the stockholders of the Company immediately before such event do not retain direct or indirect beneficial ownership of more than 50% of the total combined voting power of the voting stock of the Company, its successor, or the corporation to which the assets of the Company were transferred (a "Transfer of Control"), all options outstanding under the Directors Plan will become immediately exercisable and vested in full prior to the Transfer of Control. In addition, the acquiring or successor corporation may assume or substitute substantially equivalent options for the options outstanding under the Directors Plan. To the extent that the options outstanding under the Directors Plan are not assumed, substituted for, or exercised prior to the Transfer of Control, they will terminate.

          TERMINATION OR AMENDMENT. The Directors Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may terminate or amend the Directors Plan at any time. However, subject to changes in the law that would permit otherwise, without stockholder approval, the Board may not amend the Directors Plan to increase the total number of shares of Common Stock reserved for issuance thereunder or expand the class of persons eligible to receive options. In the future, the Board of Directors may approve amendments to the Directors Plan to eliminate provisions made unnecessary by, or to add provisions permitted by, Rule 16b-3 under the Securities Exchange Act of 1934, as recently amended by Securities and Exchange Commission Release
No. 34-37260 ("New Rule 16b-3"). The Company must bring its plan under which officers and directors may acquire equity securities of the Company into compliance with New Rule 16b-3 on or before November 1, 1996. No termination or amendment of the Directors Plan may adversely affect an outstanding option without the consent of the optionee, unless such termination or amendment is necessary to comply with any applicable law.

     SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Directors Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the determination date (as defined below). If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The "determination date" is the date on which the option is exercised unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares are transferable or (ii) the date on which the shares are not subject to a substantial risk of forfeiture. If the determination date is after the exercise date, the optionee may elect, pursuant to Section 83(b) of the Code, to have the exercise date be the determination date by filing an election with the Internal Revenue Service not later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

     VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION. The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote.

     The Board of Directors believes that the proposed 1996 Outside Director Stock Option Plan, and the reservation of 150,000 shares of the Common Stock of the Company for issuance thereunder, is in the best interests of the Company and the stockholders for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1996 OUTSIDE DIRECTORS STOCK OPTION PLAN AND TO RESERVE 150,000 SHARES OF COMMON STOCK FOR ISSUANCE PURSUANT TO THE DIRECTORS PLAN.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has selected Deloitte & Touche LLP as independent accountants to audit the financial statements of the Company for the fiscal year ending May 31, 1997. Deloitte & Touche LLP has acted in such capacity since its appointment during the fiscal year ended May 31, 1992. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

     The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will each have the same effect as a negative vote on this proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING MAY 31, 1997.


                      STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of the Stockholders of the Company must be received by the Company at its offices at 1400 Page Mill Road, Palo Alto, California, 94304, not later than May 19, 1997, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.


                          TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors,


                                        /s/ Robert J. Sexton

                                        ROBERT J. SEXTON
                                        SECRETARY

September 16, 1996

                           TAB PRODUCTS CO.

                PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                   SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints John W. Peth and Robert J. Sexton, and each of them, with full power of substitution to represent the undersigned and to vote all the shares of the stock of Tab Products Co. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Hyatt Rickeys, 4219 El Camino Real, Palo Alto, California in the Executive Conference Room on Thursday, October 17, 1996, at 2:00 p.m. local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's
Proxy Statement and (2) in their discretion upon such other matters as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of: (1) Notice of Annual Meeting of Stockholders of the Company, (2) accompanying Proxy Statement, and
(3) Annual Report of the Company for the fiscal year ended May 31, 1996.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

- -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                       Please mark your
                                                       votes as indicated    X
                                                       in this example


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

         1.   Election of the following directors:

                 [  ]    FOR the nominees           [  ]  WITHHOLD AUTHORITY
                         listed below (except             to vote for the
                         as marked to the                 nominees listed
                         contrary below.)                 below.

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

                                 Robert R. Augsburger
                                 Robert S. Cecil
                                 Dr. Kathryn S. Hanson
                                 Jerry K. Myers
                                 John W. Peth
                                 Hans A. Wolf

         2.   To approve the Company's 1996 Outside Directors Stock Option Plan.

                   [ ]  FOR           [ ]  AGAINST        [ ] ABSTAIN

         3. To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending May 31, 1997.

                   [ ]  FOR           [ ]  AGAINST        [ ] ABSTAIN

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED.  IF NO
SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1, 2 AND 3.

[ ]      CHECK HERE FOR ADDRESS CHANGE AND NOTE BELOW.

[ ]      CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

                                           Dated: _______________________,1996

                                           Signature(s): _____________________

                                           ___________________________________



- -------------------------------------------------------------------------------
                            FOLD AND DETACH HERE